EXHIBIT 23(b)

                             INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of HUBCO, Inc. on Form S-3 of our report (which expresses an unqualified opinion and includes explanatory paragraphs regarding restatement of 1993 and 1992 financial statements and matters regarding regulatory capital compliance) dated on June 11, 1993 (February 15, 1994 as to Note 22) relating to the consolidated financial statements of Statewide Savings Bank, S.L.A., appearing in the Prospectus, which is part of this Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.





                                        /s/ Deloitte & Touche
                                        DELOITTE & TOUCHE
Parsippany, New Jersey
March 24, 1994